As filed with the Securities and Exchange Commission on October 23, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2018

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 17, 2018, B&G Foods, Inc., B&G Foods North America, Inc., a wholly owned subsidiary of B&G Foods, Inc., and Pirate Brands, LLC, a wholly owned subsidiary of B&G Foods North America, Inc., closed on the previously announced sale of our Pirate Brands business to Amplify Snack Brands, Inc., a subsidiary of The Hershey Company for a purchase price of $420.0 million in cash, subject to closing and post-closing adjustments based upon inventory at closing.  The Pirate Brands business includes the Pirate’s Booty, Smart Puffs and Original Tings brands.

The assets sold include intellectual property, including trademarks, copyrights, trade secrets, know-how and licensing agreements; inventory; supply, sales and other agreements; and marketing materials, customer lists and sales information.  As described in B&G Foods’ Current Report on Form 8-K filed on September 13, 2018, the asset purchase agreement contains customary representations, warranties, covenants and indemnification provisions, including an agreement for B&G Foods North America to provide certain transition services associated with the acquired business for up to fourteen months following closing.

Prior to the closing of the sale, none of B&G Foods, B&G Foods North America, Pirate Brands or any of their affiliates, or any director or officer of B&G Foods, B&G Foods North America or Pirate Brands, or any associate of any such director or officer, has any material relationship with The Hershey Company or Amplify Snack Brands.  The terms of the asset purchase agreement, including the purchase price, were determined by arm’s length negotiations between B&G Foods and The Hershey Company.

B&G Foods used the proceeds from the sale together with additional borrowings under our revolving credit facility to prepay the entire $500.1 million principal amount of tranche B term loans outstanding under our credit facility, and intends to pay taxes, fees and expenses related to the sale when such payments are due with cash on hand or additional borrowings under our revolving credit facility.

The asset purchase agreement was filed as Exhibit 2.1 under Item 1.01 to the Current Report on Form 8-K filed by B&G Foods on September 13, 2018.

Item 7.01.  Regulation FD Disclosure.

On October 17, 2018, B&G Foods issued a press release to announce the closing of the sale and intended use of proceeds described above.  The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1

Asset Purchase Agreement, dated as of September 12, 2018, among B&G Foods, Inc., B&G Foods North America, Inc., Pirate Brands, LLC and The Hershey Company. (Filed as Exhibit 2.1 to B&G Foods’ Current Report on Form 8-K filed on September 13, 2018, and incorporated herein by reference)

99.1	Press Release dated October 17, 2018, furnished pursuant to Item 7.01

99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements of B&G Foods, Inc. and Subsidiaries as of June 30, 2018 and for the fiscal year ended December 30, 2017 and two quarters ended June 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 23, 2018	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary